Exhibit 99.1

ETHAN ALLEN ISSUES OPEN LETTER TO STOCKHOLDERS HIGHLIGHTING SIGNIFICANT

STRATEGIC PROGRESS AND STOCKHOLDER VALUE CREATION

Actions Taken by Ethan Allen Board and Management Team Have Positioned

Company to Exceed $1 Billion in Sales

Board Urges Stockholders to Vote the WHITE Proxy Card Today "FOR" Ethan Allen's

Highly Qualified Director Nominees

DANBURY, CT (November 18, 2015) -- Ethan Allen Interiors Inc. ("Ethan Allen" or the "Company") (NYSE:ETH) today issued an open letter to stockholders in connection with its upcoming 2015 Annual Meeting of Stockholders, scheduled for November 24, 2015. The full text of the letter follows:

VOTE “FOR” ALL OF THE ETHAN ALLEN NOMINEES TO THE BOARD

ON THE WHITE PROXY CARD TODAY

Supporting the Board Driven Transformation is Your Best Investment in Ethan Allen

November 18, 2015

Dear Fellow Stockholder:

Ethan Allen’s Annual Meeting of Stockholders, scheduled for November 24, 2015, is rapidly approaching. Your Board of Directors seeks your support in electing its slate of seven highly qualified and experienced nominees. Your Board and management team are singularly focused on increasing the value of your investment in Ethan Allen and continue to take significant steps to transform the Company, as demonstrated by:

●	Record written orders in October, and expected strong results in November;
●	New product offerings demonstrating that Ethan Allen can continue its industry leading margins and generate revenues that exceed the $1 billion level within its current structure; and
●	A unique retail and manufacturing network that it is equipped to service annual sales at that level, benefiting from the targeted investments that the Company has been making.

We urge you to protect your investment in Ethan Allen by using the WHITE proxy card to vote “FOR” the Company’s seven highly qualified and experienced director nominees: James B. Carlson, Clinton A. Clark, John J. Dooner, Jr., Domenick J. Esposito, M. Farooq Kathwari, James W. Schmotter and Tara I. Stacom. We strongly urge you to disregard any gold proxy cards from Sandell that you may receive.

INDEPENDENT PROXY ADVISORY FIRMS ISS, GLASS LEWIS AND EGAN-JONES HAVE REJECTED

SANDELL’S ATTEMPTS TO CONTROL THE ETHAN ALLEN BOARD

Your vote is critical! As you may know, Sandell Asset Management (“Sandell”), a stockholder owning approximately 5.5% of Ethan Allen’s outstanding shares, is attempting to take control of your Board by replacing six of seven directors. The Sandell slate of nominees lacks important and relevant experience in Ethan Allen’s global, vertically integrated business and has no experience in areas critical to the execution of the Company’s strategy, including e-commerce.

In fact, Glass Lewis, Egan-Jones and ISS, three independent proxy advisory firms, have rejected Sandell’s attempts to take control of your Board. In making its recommendations, Glass Lewis and Egan-Jones recommended that Ethan Allen stockholders vote FOR ALL of the Ethan Allen nominees on the WHITE proxy card. In making its recommendations, Glass Lewis and Egan-Jones both recognize the value of the plan being implemented by your Board and management team and the value that we expect the plan will continue to create.

ETHAN ALLEN’S FISCAL FIRST QUARTER PERFORMANCE AND RECORD OCTOBER ORDERS DEMONSTRATE

COMPANY IS PREPARED TO EXCEED $1 BILLION IN SALES

In October 2015, following receipt by our Design Centers of the phase 3 new product offerings, we accelerated our advertising and recorded record written orders for the month of October 2015 that exceeded any prior month of October. We are also pleased to share that we are expecting positive sales trends to continue in November.

We believe it is important to remind our stockholders of the following as it relates to our record October orders:

●	Total written orders in the Company's Retail Division increased by 33.9%, and comparable written orders increased by 32.3% compared to October 2014;
●	On an annualized basis, October written order results indicate that Ethan Allen can generate revenues at the $1 billion level within its current structure;
●	At revenues of $1.1 billion, we have the opportunity to achieve gross margin of 56% and operating margin of 15%, resulting in a significant increase to earnings per share;
●	Our retail network in North America demonstrated that it is equipped to service annual sales more than $1 billion; and
●

Our manufacturing centers are prepared to support these increased volumes, an accomplishment we believe is critical given that 70% of our products are manufactured in our own North American workshops, and 80% of our furniture products are custom‐made to order.

While we are focused on the future, our recent fiscal first quarter 2016 results underscore the strength of our strategy that the Board and management team are implementing and the value it is creating. For the fiscal first quarter 2016, Ethan Allen reported Industry-leading gross margin of 55% and operating margin of 11% and we also increased cash dividends in the quarter by 38% over the prior year quarter.

Over the last five years, Ethan Allen’s sales have grown at a 5% compounded annual growth rate (CAGR), our adjusted operating income by a 119% CAGR and our Adjusted EPS by a 25% CAGR. During this same period, we generated $277 million of cash, reduced $210 million of debt, supported capital expenditures of approximately $96 million to improve our business, paid $61 million in dividends and increased our regular dividend by 127%.

ETHAN ALLEN IS DELIVERING ON ITS TRANSFORMATION STRATEGY AND REPOSITIONED MAJOR

ELEMENTS OF OUR VERTICALLY INTEGRATED ENTERPRISE

Our strategy is well underway and we have achieved success in a number of key areas to continue creating value, including:

●	Refreshing our product offerings to reflect classic American design. Three phases of products were introduced, with phase 3 delivered to Design Centers in September and October of 2015.

●

Enhancing our marketing efforts by combining technology and personal service. Approximately 90% of clients who visit Design Centers have visited our website. When clients come into a Design Center and experience personal design service, it results in higher average tickets, fewer returns and more repeat sales. We are also seeking to increase e-commerce sales through our website redesign, the remerchandising of our online product assortment with streamlined custom options, easy to buy “as shown” products and through expanded digital marketing. These initiatives make ecommerce sales accretive to our brick and mortar sales.

●

Managing our design center and manufacturing footprint. The majority of our 300 Design Centers worldwide are either new or have been relocated in the last 10 years. We are confident we can further increase sales beyond $1 billion through our growth initiatives, including through the development of Design Centers in 40 new U.S. markets, with seven currently underway, as well as international markets. We also consolidated from 30 manufacturing facilities to 6 in the U.S. and opened two new major manufacturing operations within the last 7 years in North America, while building a critical 300,000 square foot manufacturing plant for future positioning.

●

Leveraging our real estate to create additional value. We plan to complete a new $250 million debt offering, the proceeds of which will be used to return capital to stockholders and help grow our business. Ethan Allen plans to leverage its real estate to return capital to stockholders and to maintain the flexibility required for our repositioning strategies while also maintaining prudent total leverage at about 2.8x.

Our vertically integrated model provides a distinct differentiation for the brand, strong operating leverage reflected in our gross margins and operating margins and a lower inventory requirement.

YOUR BOARD IS INDEPENDENT, ENGAGED AND HIGHLY QUALIFIED WITH EXPERTISE THAT IS

RELEVANT AND CRITICAL TO ETHAN ALLEN’S VERTICALLY INTEGRATED BUSINESS

Ethan Allen has an independent Board that is continuously refreshed and is composed of highly qualified directors with a range of experience and expertise that is relevant and critical to Ethan Allen’s complex, vertically integrated business.

Ethan Allen’s Board and management team have experience implementing multiple clearly-articulated transformation strategies in e-commerce, marketing, real estate and other key areas, including the introduction of new offerings through a four phase process that is substantially complete and will position the Company for accelerated growth and value creation. The Ethan Allen Board is highly engaged and includes:

●

James B. Carlson, currently a partner in the law firm Mayer Brown LLP and serves as an Adjunct Professor at the New York University School of Law, teaching Securities and Capital Markets Regulation. Mr. Carlson brings extensive knowledge of corporate and financial strategies and is a highly regarded member of the legal and business communities.

●

Clinton A. Clark, former Chairman, President and CEO of Long John Silver's Restaurants, Inc., and the founder and former President and Chief Executive Officer of The Children's Place, a retail children's apparel chain. Mr. Clark's vast experience managing publicly traded companies, serving on public company boards, and his experience as an executive has provided the Company with a wealth of knowledge in strategic planning, corporate finance, compensation, and sales and marketing in consumer-related industries

●

John J. Dooner, Jr., Chairman Emeritus of McCann Worldgroup, a company he formed in 1997, and is the former CEO of McCann Worldgroup, one of the world's largest marketing communications organizations. Mr. Dooner’s CEO level experience at top global advertising agencies gives the Company strategic guidance with the direction of all marketing, advertising, and communication activities.

●

Domenick J. Esposito, a partner at the CPA firm CohnReznick LLP and the former Chief Executive Officer of Grant Thornton. He is also a former Member of the NASDAQ Listing and Qualifications Committee to the Board of Directors and recently served on the NASDAQ Listing and Qualifications Panel. Mr. Esposito’s vast experience in financial leadership positions, specifically with risk management and capital strategies, provides senior leadership and strategic skills to the Company.

●

Farooq Kathwari serves as the Chairman, President and CEO of Ethan Allen. Mr. Kathwari has extensive knowledge of the Company since taking his current position in 1988, and he brings decades of experience in the furniture industry, as well as in retailing, marketing, manufacturing and strategic planning. Mr. Kathwari possesses insight into retailing, marketing, manufacturing, and strategic planning from experience.

●

Dr. James W. Schmotter, former President Emeritus of Western Connecticut State University, and among other academic positions, was also Founding Vice Chair of the Board of the MBA Enterprise Corps. His strong leadership and educational and governmental background provides key insight and experience in strategic planning and international/global issues to the Company.

●	Tara I. Stacom is currently Executive Vice Chairman at Cushman & Wakefield, a worldwide commercial real estate firm and currently serves on the Board of Trustees at Lehigh University, director of the Realty Foundation of New York and a member of the Real Estate Board of New York. Ms. Stacom's background provides the Company with extensive knowledge of commercial real estate and finance.

WE URGE YOU NOT TO RISK electing Sandell’s nominees, who we believe are not additive to the diverse and highly relevant expertise of the Ethan Allen Board that has a demonstrated track record of execution and stockholder value creation. Despite owning approximately 5.5% of Ethan Allen shares, Sandell is seeking control of 85% of the Board through nominees that lack important and relevant experience in Ethan Allen’s global, vertically integrated business.

We reiterate that ISS, Glass Lewis and Egan-Jones have all rejected Sandell’s attempt to take control of the Board.

TIME IS SHORT - VOTE THE WHITE PROXY CARD TODAY

Thank you for your continued support, interest, and investment in Ethan Allen. The Company recommends you vote the white proxy card today.

Sincerely,

/s/ M. Farooq Kathwari M. Farooq Kathwari Chairman of the Board, President and Principal Executive Officer	/s/ Kristin Gamble Kristin Gamble Director

/s/ James B. Carlson James B. Carlson Director	/s/ James W. Schmotter James W. Schmotter Lead Independent Director

/s/ Clinton A. Clark Clinton A. Clark Director	/s/ Tara I. Stacom Tara I. Stacom Director

/s/ John J. Dooner John J. Dooner Director	/s/ Frank G. Wisner Frank G. Wisner Director

/s/ Domenick Esposito Domenick Esposito Director

About Ethan Allen
Ethan Allen Interiors Inc. (ETH) is a leading interior design company and manufacturer and retailer of quality home furnishings. The Company offers complimentary interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates eight manufacturing facilities including five manufacturing plants and one sawmill in the United States plus one plant each in Mexico and Honduras. Approximately seventy percent of its products are made in its North American plants. For more information on Ethan Allen`s products and services, visit ethanallen.com.

Forward Looking Statements
This press release and related discussions should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended June 30, 2015 (the "2015 Form 10-K") and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about such matters as: our capital structure; future or targeted operational and financial performance; liquidity, capital and debt levels; strategic plans; transformation initiatives; the pending proxy contest, the impacts thereof and other possible changes in the composition of the Company's board of directors; stock repurchase and dividend plans; our intent to secure debt or other forms of financing; demand for our products; our position in markets we serve; and regional and global economic and industry market conditions and changes therein. Such forward-looking statements reflect management's current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A "Risk Factors" of the 2015 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

Additional Information

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company`s stockholders in respect of the 2015 annual meeting. Ethan Allen has filed with the U.S. Securities and Exchange Commission a definitive proxy statement and an accompanying white proxy card in connection with the 2015 annual meeting (the "2015 proxy materials"). The 2015 proxy materials contain important information about the Company, its directors and executive officers, the 2015 annual meeting and related matters. Stockholders are strongly urged to read the 2015 proxy materials, any amendments and supplements thereto, and the accompanying proxy card carefully. Stockholders will be able to obtain free copies of the 2015 proxy materials and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov and on the company`s web site at http://www.ethanallen.com/en_us/investor-relations1.html. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the 2015 proxy materials.

Ethan Allen Interiors Inc.

Non-GAAP reconciliation
	2015	2011	2010

Operating income	$65.9	$31.9	$(11.7)
Special items	4.6	1.8	13.1
Adjusted Operating income	$70.5	$33.7	$1.4

EPS	$1.27	$1.01	$(1.53)
Special items	0.14	(0.43)	1.38
Adjusted EPS	$1.41	$0.58	$(0.15)

Special items consist of restructuring, transition charges and certain other items.

Investor / Media Contact:

Corey Whitely

Executive Vice President, Administration

Chief Financial Officer and Treasurer

cwhitely@ethanalleninc.com